EXHIBIT 10.11


                     EQUIPMENT SALE AGREEMENT

THIS AGREEMENT is made the 20th day of April, 1995

BETWEEN

          1. LINEAR MODULATION TECHNOLOGY LIMITED, an English limited company having its registered office at Sutton Park
House, 15 Carshalton Road, Sutton, Surrey SM1 4LD, England
('LMT'),

          2. SIMMONDS COMMUNICATIONS LIMITED, an Ontario corporation having its principal place of business at 5255 Yonge
Street, Suite 1050, Willowdale, Ontario, Canada  ('SCL').

AND

          3.   ROAMER ONE, INC., a United States, State of
Delaware corporation having its principal place of business at 19401 South Vermont Avenue, Suite A-205, Torrance, California
90502 ('Roamer') for the purposes of Section 6 hereof.

WHEREAS

     A. SCL is engaged in the business of developing, manufacturing, marketing and distributing two way land mobile radio communication equipment and related products and owns 27% of the outstanding and issued common stock of Intek Diversified Corporation, a Delaware corporation, with a wholly-owned subsidiary Roamer One Inc. ('Roamer'), a Delaware corporation engaged in the implementation, operation and networking of 220 MHz Specialized Mobile Radio ('SMR') facilities in the United States.

     B. LMT is a supplier of 220 MHz 5 channel trunked radio systems and mobile radios ('Equipment') and wishes to sell such equipment to SCL for use in SMR facilities owned and/or operated by Roamer. LMT is a wholly-owned subsidiary of Securicor Communications Limited, an English company which is in turn a member of Securicor Group plc.

NOW IT IS HEREBY AGREED as follows: -

          1. LMT will supply and SCL will purchase Equipment in accordance with the terms of SCL's purchase order dated 10 November 1994 (no. 94-0177) as may be amended in writing by agreement of the parties from time to time; a copy of such order is set out in Schedule 1 to this Agreement. At the date of this Agreement the quantity of Equipment to be supplied by LMT and purchased by SCL is

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               200 systems at US$ 34,190 each, and

               2,000 mobiles at US$ 550 each

               1,600 mobiles at US$ 350 each

          2.   The terms and conditions of contract set out in
Schedule 2 to this Agreement will apply.

          3. Payment for the Equipment referred to in clause 1 will be made in accordance with the Financing Agreement between and among LMT, SCL, Roamer, INTEK Diversified Corporation and Roamer One Holdings, Inc. dated April 20, 1995 ('the Financing Agreement').

          4. SCL may on-sell such Equipment to Roamer, subject to the signature of the Financing Agreement between Roamer and LMT.

          5. SCL will use all reasonable endeavours to procure that the price for the Equipment will be paid to LMT by Roamer in accordance with the terms of the Financing Agreement. Until such time as the Financing Agreement is signed and assigned to LMT, SCL will be liable to pay for Equipment within 60 days of presentation of LMT's invoice supported by proof of shipment.

          6. SCL and Roamer will purchase from LMT all of their requirements for 220 MHz base stations for a period of five years from the date of this Agreement, provided that the LMT base station produce life cycle costs are reasonably competitive in the market for 220 MHZ base stations in the U.S., and that the performance capabilities of the LMT base stations, and the maintenance and technical support provided therefor, are reasonably customary for such 220 MHZ base stations in the U.S. and that the LMT base stations are available on reasonably customary commercial delivery schedules. LMT agrees that this provision will not apply to Roamer's requirements relating to the US West Coast regional SEA system and will not apply to any previously-constructed systems employing SEA equipment which Roamer may undertake initially to manage and/or acquire an option to purchase after the date of this Agreement (which exception does not apply to any system which Roamer will initially construct or to which Roamer has entered into a Management Agreement, Option Agreement, or both as of the date of this Agreement; provided, however, that this clause shall apply to any reconstruction of any such systems formerly equipped with SEA base stations within five years of the date hereof.

          7. This Agreement may be executed and delivered in any number of counterparts, each of which when so executed and delivered shall constitute an original, and all of which together shall constitute one instrument.

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Signed by



/s/  M. Wilkinson
for and on behalf of
LINEAR MODULATION TECHNOLOGY LIMITED

Signed by


/s/  H. Dunstan
for and on behalf of
SIMMONDS COMMUNICATIONS LIMITED


Signed by


/s/  David Neibert
for and on behalf of
ROAMER ONE, INC.
for the purposes of Paragraph 6 only


Dated:     April 20, 1995

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